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                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER, dated as of May 31, 1996, by and among INNOVATIVE TECH SYSTEMS, INC., an Illinois corporation ("ITS"), FMS ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of ITS ("Sub"), FACILITY MANAGEMENT SYSTEMS, INC., an Illinois corporation ("FMS"), and each of the shareholders holding not less than seventy-five percent (75%) of the issued and outstanding common stock of FMS, the names, addresses and share holdings of which appear on Schedule A attached hereto (collectively, the "Shareholders").

                              W I T N E S S E T H:

         WHEREAS, the Boards of Directors of ITS, Sub and FMS deem it advisable and in the best interests of their respective stockholders to consummate, and have approved, the transaction provided for herein in which FMS would merge with and into Sub, with Sub being the surviving corporation (the "Merger"); and

         WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), and as a pooling-of-interests transaction for accounting purposes.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto, intending to be legally bound, agree as follows:


                                    ARTICLE I

                                   THE MERGER

         SECTION 1.01 Effective Time of the Merger. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date (as defined in Section 1.02), (i) a certificate of merger (the "Certificate of Merger") shall be duly prepared and executed by Sub (and, if required, executed by FMS) and thereafter delivered to the Secretary of State of the State of Delaware for filing, as provided in the Delaware General Corporation Law, as amended (the "GCL"), and (ii) articles of merger (the "Articles of Merger") shall be duly prepared and executed by FMS (and, if required, executed by Sub) and thereafter delivered to the Secretary of State of Illinois for filing, as provided in the applicable Illinois corporate laws (the "BCL"). The Merger shall become effective upon the filing of the Articles of Merger with the Secretary of State of Illinois and the filing of the Certificate of Merger with the Secretary of State of the State of
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Delaware or at such time thereafter as is provided in the Articles of Merger and
Certificate of Merger (the "Effective Time").

         SECTION 1.02 Closing. The closing of the Merger (the "Closing") will take place at 10:00 AM, Philadelphia local time, on a date to be specified by the parties, which shall be no later than the second business day after satisfaction of the latest to occur of the conditions set forth in Sections 7.01, 7.02 (other than the delivery of the officers' certificate referred to therein) and 7.03 (other than the delivery of the officers' certificate referred to therein) (provided that the other closing conditions set forth in Article VII have been met or waived as provided in Article VII at or prior to the Closing) (the "Closing Date"), at the offices of Archer & Greiner, One Centennial Square, Haddonfield, New Jersey 08033, unless another date or place is agreed to in writing by the parties hereto.

         SECTION 1.03 Effects of the Merger.

                           (a) At the Effective Time (i) the separate existence
                  of FMS shall cease and FMS shall be merged with and into Sub (Sub and FMS are sometimes referred to herein as the "Constituent Corporations" and Sub is sometimes referred to herein as the "Surviving Corporation"), (ii) the Certificate of Incorporation of Sub as in effect immediately prior to the Effective Time, with such amendments thereto as are effected by this Agreement, shall be the Certificate of Incorporation of the Surviving Corporation, and (iii) the By-laws of Sub as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation.

                           (b) At and after the Effective Time, the Surviving
                  Corporation shall possess all the rights, privileges, powers and franchises and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well as for stock subscriptions and all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation, and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectively the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise, in either of the Constituent Corporations, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts and liabilities had been incurred by it.

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         SECTION 1.04 Directors of the Surviving Corporation. The directors of
Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation, until their respective successors have been duly elected and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-laws.

         SECTION 1.05 Certificate of Incorporation of the Surviving Corporation. The Certificate of Incorporation of the Surviving Corporation shall be amended as follows, effective as of the Effective Time:

                           Article FIRST shall be amended to read in its
entirety as follows:

                                    "FIRST: Name. The name of the Corporation is Facility Management Systems, Inc."

         SECTION 1.06 Pooling. It is the mutual intention of the parties hereto that the Merger shall be, and the actions of the parties prior to and at the Effective Time shall permit the Merger to be, accounted for by ITS and FMS pursuant to the pooling-of-interests method under generally accepted accounting principles.


                                   ARTICLE II

                            CONVERSION OF SECURITIES

         SECTION 2.01 Conversion of Capital Stock. (a) As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of Common Stock, no par value per share, of FMS (the "FMS Common Stock"):

                           (i) Exchange Ratio for Existing FMS Common Stock.
                  Subject to Section 2.02(d), each issued and outstanding share of FMS Common Stock (other than shares to be canceled in accordance with Section 2.01(a)(ii)) shall be converted into the right to receive, from the Sub, 50.114 (the "Conversion Number") fully paid and nonassessable shares of the Common Stock, par value $.0185 per share, of ITS (the "ITS Common Stock"), subject to adjustment as hereinafter provided. The shares of ITS Common Stock to be issued in the Merger are sometimes hereinafter referred to as the "Conversion Shares." All such shares of FMS Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Conversion Shares.

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                           (ii) Cancellation of Treasury Stock and ITS-Owned
                  Stock. All shares of FMS Common Stock that are owned by FMS as treasury stock and any shares of FMS Common Stock owned by ITS or any Subsidiary of ITS, shall be canceled and retired and shall cease to exist and no stock of ITS or other consideration shall be delivered in exchange therefor. As used in this Agreement, the word "Subsidiary" or "Subsidiaries" means, with respect to any party, any corporation(s) or other organization(s), whether incorporated or unincorporated, of which (A) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (B) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

         SECTION 2.02  Exchange of Certificates.

                           (a) Exchange Procedures. As soon as reasonably
                  practicable after the Effective Time, Sub shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of FMS Common Stock (the "Certificates") whose shares were converted pursuant to Section 2.01 into the right to receive shares of ITS Common Stock from the Sub (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to Sub and shall be in such form and have such other provisions as ITS and FMS may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the Conversion Shares. Upon surrender of a Certificate for cancellation to Sub or to such other agent or agents as may be appointed by Sub, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of ITS Common Stock representing the Conversion Shares which such holder has the right to receive pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of FMS Common Stock which is not registered in the transfer records of FMS, a certificate representing the proper number of shares of ITS Common Stock may be issued to a transferee if the Certificate representing such FMS Common Stock is presented to Sub, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to

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                  receive upon such surrender the certificate representing
                  Conversion Shares of ITS Common Stock.

                           (b) Distributions with Respect to Unexchanged Shares.
                  No dividends or other distributions declared or made after the Effective Time with respect to ITS Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Conversion Shares represented thereby. Subject to the effect of applicable abandoned property, escheat or similar laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole Conversion Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Conversion Shares, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Conversion Shares.

                           (c) No Further Ownership Rights in FMS Common Stock.
                  All Conversion Shares issued upon the surrender for exchange of shares of FMS Common Stock, all in accordance with the terms hereof (including any cash paid pursuant to Section 2.02(b)) shall be deemed to have been issued and conferred in full satisfaction of all rights pertaining to such shares of FMS Common Stock, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of FMS Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

                           (d) No Fractional Conversion Shares. No certificate
                  or script representing fractional Conversion Shares of ITS Common Stock shall be issued upon the surrender for exchange of Certificates. Fractional Conversion Shares of ITS Common Stock issuable upon the surrender for exchange of Certificates shall be rounded to the nearest whole number.

         SECTION 2.03 Stock Legends. All certificates representing Conversion Shares issued pursuant to this Agreement shall bear the following legend:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, have been acquired for investment, and may not be offered for sale or sold unless a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to such stock is then in effect or except upon delivery to Innovative Tech Systems, Inc., of an opinion of

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                  counsel acceptable to Innovative Tech Systems, Inc. in its sole discretion, to the effect that any such transfer will not be in violation of the Act, applicable state securities laws, or any rule or regulation promulgated thereunder."

         SECTION 2.04 Registration Rights. ITS agrees to use its best efforts, at the sole cost and expense of the Minority Shareholders (as such term is defined hereinafter, to (a) register, within twelve (12) months of the Closing Date, fifty percent (50%) of the Conversion Shares then owned by each of the Minority Shareholders with the United States Securities and Exchange Commission on a Form S-3 Registration Statement, (b) within twelve (12) months of the Closing Date, qualify or obtain exemptions permitting the sale of fifty percent (50%) of the Conversion Shares then owned by the Minority Shareholders under the Blue Sky laws of a reasonable number of states requested by the Minority Shareholders, and (c) maintain such registration statement, qualifications and/or exemptions effective for at least three (3) years following the Effective Time. For purposes of this Agreement, the term "Minority Shareholders" shall be deemed to refer to all of the Shareholders other than Jeffrey P. Coney, Richard
F. Holland and their spouses.

                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF FMS AND SHAREHOLDERS

         The representations and warranties of FMS in this Article III, together with the information contained in the FMS Disclosure Schedule attached hereto as Schedule B, are being made and given as of the date hereof.

         FMS and the Shareholders hereby jointly and severally represent and warrant to ITS that, except as set forth in the FMS Disclosure Schedule delivered to ITS on or prior to the date hereof (which Disclosure Schedule makes explicit reference to the particular representation or warranty as to which exception is taken), and as contemplated by this Agreement:

         SECTION 3.01 Organization; Subsidiaries. FMS is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and has all requisite corporate power and corporate authority and all necessary governmental approvals to own, lease and operate its respective properties and to carry on its respective business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not have a material adverse effect on FMS. As used in this Agreement, any reference to any event, change or effect being material or having a material adverse effect on or with respect to FMS or ITS, means such event, change or effect is materially adverse to the consolidated condition (financial or otherwise), properties, assets (including intangible assets), liabilities (including contingent liabilities), businesses or results of operations of FMS or ITS, as the case may be, and its Subsidiaries taken as a whole. FMS is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business

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conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not in the aggregate have a material adverse effect on FMS. FMS does not have any Subsidiaries.

         SECTION 3.02 Capitalization. As of the date hereof, the authorized capital stock of FMS consists of (i) 100,000 shares of FMS Common Stock and (ii) 1,000 shares of Preferred Stock, $100 par value per share (the "Preferred Stock"). As of the date hereof, 12,883 shares of FMS Common Stock are issued and outstanding. As of the date hereof, no shares of FMS Preferred Stock are issued and outstanding. All the outstanding shares of FMS's capital stock are duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights in respect thereto. No bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) ("Voting Debt") of FMS is issued or outstanding. As of the date hereof, there are no existing options, warrants, calls, subscriptions or other rights or other agreements or commitments of any character relating to the issued or unissued capital stock or Voting Debt of FMS or obligating FMS to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interests in, FMS or securities convertible into or exchangeable for such shares or equity interests or obligating FMS to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement or commitment. There are no outstanding contractual obligations of FMS to repurchase, redeem or otherwise acquire any shares of capital stock of FMS.

         SECTION 3.03 Authority. FMS has the requisite corporate power and corporate authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval and adoption of this Agreement by the holders of the FMS Common Stock, if and to the extent required by applicable law). The execution, delivery and performance of this Agreement and the consummation of the Merger and of the other transactions contemplated hereby (including authorization by the Board of Directors to solicit stockholder vote on such transactions) have been duly authorized by all necessary corporate action on the part of FMS and no other corporate proceedings on the part of FMS are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than, with respect to the Merger, the approval and adoption of this Agreement by the holders of FMS Common Stock, if and to the extent required by applicable law). This Agreement has been duly executed and delivered by FMS and, assuming this Agreement constitutes a valid and binding obligation of ITS and Sub, constitutes a valid and binding obligation of FMS, enforceable against FMS in accordance with its terms.

         SECTION 3.04 Consents and Approvals; No Violations. Except as contemplated by this Agreement, neither the execution, delivery or performance of this Agreement by FMS nor the consummation by FMS of the transactions contemplated hereby nor compliance by FMS with any of the provisions hereof will
(i) conflict with or result in any breach of any provision of the Articles of Incorporation or By-laws of FMS, (ii) require any filing with, or permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency (a "Governmental Entity") (except where

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the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not have a material adverse effect on FMS), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which FMS is a party or by which it or any of its properties or assets may be bound or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to FMS or any of its properties or assets, except in the case of (iii) or (iv) for violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on FMS.

         SECTION 3.05 Business Plan and Financial Statements. FMS has delivered to ITS FMS' unaudited financial statements as of and for the period ended December 31, 1995, including the notes thereto (such unaudited financial statements are referred to herein as the "FMS Documents"). The FMS Documents, at the time delivered, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The FMS Documents have been prepared on a consistent basis during the periods involved and fairly present the financial position of FMS as at the dates thereof and the results of its operations and cash flows for the periods then ended.

         SECTION 3.06 Absence of Certain Changes. Since December 31, 1995, there has been no material adverse change in the business, operations, condition (financial or otherwise), results of operations, assets or liabilities of FMS. Since December 31, 1995, except as contemplated herein or with respect to the transactions contemplated hereby, FMS has conducted its business consistent with past practices and there has been no material change other than in the ordinary course of business, and FMS has not (a) as of the date hereof, incurred loss of, or significant injury to, any assets of FMS as a result of any fire, explosion, flood, windstorm, earthquake, labor trouble, riot, accident, act of God or public enemy or armed forces, or other occurrence materially adversely affecting the property or business of FMS; (b) issued any capital stock, bonds or other corporate securities or debt instruments, or granted any options, warrants or other rights calling for the issuance thereof; (c) other than in the ordinary course of business, borrowed any funds in an aggregate amount exceeding $50,000;
(d) incurred or, to FMS's knowledge, become subject to, any material obligation or liability (absolute or contingent, matured or unmatured), except for a Line of Credit extended by ITS to FMS in the maximum principal amount of $100,000, plus accrued interest (the "Line of Credit"), and current liabilities incurred in the ordinary course of business; (e) declared or made payment of, or set aside for payment, any dividends or distributions of any assets, or purchased, redeemed or otherwise acquired any of its capital stock, any securities convertible into capital stock, or any other securities; (f) mortgaged, pledged or subjected to any material liens, mortgages, security interests or encumbrances of any kind, other than for taxes not yet due and payable or liens or encumbrances that are not material to FMS or any of its assets; (g) sold, exchanged, transferred or otherwise disposed of any of its material assets, or canceled any material debts or claims, except in each case in the

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ordinary course of business; (h) acquired a material amount of assets except in the ordinary course of business; (i) written down the value of any assets or written off as uncollectible any notes or accounts receivables, except write-downs and write-offs in the ordinary course of business, none of which, individually or in the aggregate, are material; (j) entered into any material transactions other than in the ordinary course of business; (k) increased the rate of compensation payable, or to become payable, by it to any of its officers, employees, agents, or independent contractors over the rate being paid to them on December 31, 1995, except for increases in the ordinary course of business consistent with past practices; (l) made or permitted any material amendment or termination of any material agreement to which it is a party; (m) through negotiation or otherwise, made any commitment or incurred any liability to any labor organization; (n) made any accrual or arrangement for or payment of bonuses or special compensation of any kind to any director, officer or employee; (o) made any material change in any method of accounting or accounting practice; or (p) entered into any binding obligation to do any of the foregoing.

         SECTION 3.07. No Undisclosed Liabilities. Except as and to the extent set forth in FMS' unaudited financial statements as of, and for the period ended, December 31, 1995, as of the date hereof, FMS did not have any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of FMS (including the notes thereto), except for the Line of Credit and other current liabilities incurred in the ordinary course of business. Since December 31, 1995, FMS has not incurred any liabilities outside of the ordinary course of business of any nature, whether or not accrued, contingent or otherwise, which would have, individually or in the aggregate, a material adverse effect on FMS, other than the Line of Credit.

         SECTION 3.08 Stock Ownership. Each Shareholder is the owner, beneficially and of record, of the number of shares of the Common Stock of FMS as set forth opposite his name on Schedule A attached hereto, free and clear of any claim, lien, option, charge or encumbrance of any nature whatsoever.

         SECTION 3.09  ERISA.

                           (a) Section 3.09 of the FMS Disclosure Schedule
                  contains a true and complete list of each employee benefit plan (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and any material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, insurance or other plan, arrangement or understanding (whether or not legally binding), maintained or contributed to by FMS (all the foregoing being herein called the "FMS Benefit Plans"). FMS has made available to ITS, or will deliver to ITS within 30 days after the date hereof, a true and correct copy of (i) the most recent annual report (Form 5500) filed with the Internal Revenue Service ("IRS"), (ii) each FMS

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                  Benefit Plan, (iii) each trust agreement and group annuity contract, if any, relating to each FMS Benefit Plan and (iv) the most recent actuarial report or valuation relating to each FMS Benefit Plan subject to Title IV of ERISA.

                           (b) With respect to FMS Benefit Plans, individually
                  and in the aggregate, no event has occurred, and to the knowledge of FMS, there exists no condition or set of circumstances in connection with which FMS could be subject to any liability that is reasonably likely to have a material adverse effect on FMS, under ERISA, the Code or any other applicable law.

                           (c) With respect to the FMS Benefit Plans,
                  individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the financial statements of FMS, which obligations are reasonably likely to have a material adverse effect on FMS.

         SECTION 3.10 Other Benefit Plans. Except as disclosed in the FMS Documents and except as provided for in this Agreement, as of the date of this Agreement, FMS is not a party to any oral or written (i) consulting agreement not terminable on 60 days' or less notice involving the payment of more than $10,000 per annum, (ii) agreement with any executive officer or other key employee of FMS the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving FMS of the nature contemplated by this Agreement or agreement with respect to any executive officer of FMS providing any term of employment or compensation guarantee and providing for the payment of in excess of $10,000 per annum, or (iii) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, except to the extent required by anti-dilution provisions of such plans or by this Agreement.

         SECTION 3.11 Litigation. Except as set forth in the FMS Documents, there is no suit, claim, action, proceeding or investigation pending or, to the best knowledge of FMS, threatened against, FMS before any Governmental Entity which, individually or in the aggregate, is reasonably likely to have a material adverse effect on FMS or a material adverse effect on the ability of FMS to consummate the transactions contemplated by this Agreement. Except as set forth in the FMS Documents, FMS is not subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen, individually or in the aggregate, in the future would have a material adverse effect on FMS or a material adverse effect on the ability of FMS to consummate the transactions contemplated hereby.

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         SECTION 3.12 Compliance with Applicable Law. FMS holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of its business (the "FMS Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which would not, individually or in the aggregate, have a material adverse effect on FMS. FMS is in compliance with the terms of the FMS Permits, except where the failure so to comply would not have a material adverse effect on FMS. The business of FMS is not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which individually or in the aggregate do not, and, insofar as reasonably can be foreseen, in the future will not, have a material adverse effect on FMS. As of the date of this Agreement, no investigation or review by any Governmental Entity with respect to FMS is pending or, to the best knowledge of FMS, threatened, nor has any Governmental Entity indicated an intention to conduct the same.

         SECTION 3.13 Vote Required. The affirmative vote of two-thirds (2/3) of the issued and outstanding shares of FMS Common Stock is the only vote of the holders of any class or series of FMS's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

         SECTION 3.14 Proprietary Information of Third Parties. To the best of FMS's knowledge, no third party has claimed that any person employed by FMS has
(i) violated or may be violating any of the terms or conditions of his or her employment, non-competition or non- disclosure or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party, or (ii) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from FMS which suggests that such a claim might be contemplated. To the best of FMS's knowledge, (i) no person employed by FMS has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer, (ii) no person employed by FMS has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of FMS, and (iii) there is no reason to believe there will be any such employment or violation.

         SECTION 3.15 Title to Properties. FMS has good, clear and marketable title to its properties and assets reflected in the latest balance sheet included in the FMS Documents or acquired by them since the date of such balance sheet (other than properties and assets disposed of in the ordinary course of business since the date of such balance sheet), and all such properties and assets are free and clear of mortgages, pledges, security interests, liens, charges, claims, restrictions and other encumbrances (including without limitation, easements and licenses), except for liens for or current taxes not yet due and payable and minor imperfections of title, if any, not material in nature or amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations of FMS. To the best of FMS's knowledge, there are no condemnation, environmental, zoning or other land use regulation proceedings, either instituted or planned to be instituted, which would adversely affect the use or operation of FMS's

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
properties and assets for its intended uses and purposes, or the value of such properties, and FMS has not received notice of any special assessment proceedings which would affect such properties and assets.

         SECTION 3.16 Leasehold Interests. Each lease or agreement to which FMS is a party under which it is a lessee of any property, real or personal, is a valid and subsisting agreement, duly authorized and entered into, without any material default of FMS, as the case may be, thereunder and, to the best of FMS's knowledge, without any material default thereunder of any other party thereto. FMS's possession of such property has not been disturbed and, to the best of FMS's knowledge, no claim has been asserted against FMS adverse to its rights in such leasehold interests.

         SECTION 3.17 Taxes. FMS has filed all tax returns, Federal, state, county and local, required to be filed by it, those returns accurately and completely reflect FMS's tax obligations with respect to the periods covered thereby, and FMS has paid all taxes shown to be due by such returns as well as all other taxes, interest, penalties, assessments and other amounts asserted to be due or payable by any taxing authority, including without limitation all taxes which FMS is obligated to withhold from amounts paid or owing to employees, creditors and third parties. Adequate reserves have been established by FMS for all taxes accrued but not yet payable. The tax returns of FMS have never been audited by the Internal Revenue Service or any other taxing authority. No deficiency assessment with respect to or proposed adjustment of FMS's Federal, state, county or local taxes is pending or, to the best of FMS's knowledge, threatened. There is no tax lien, whether imposed by any Federal, state, county or local taxing authority, outstanding against the assets, properties or business of FMS.

         SECTION 3.18 Other Agreements. FMS is not a party to or otherwise bound by any written or oral contract or instrument or other restriction which individually or in the aggregate could materially adversely affect the business, prospects, financial condition, operations, property or affairs of FMS. FMS is not a party to or otherwise bound by any written or oral:

                           (a) distributor, dealer, manufacturer's
                  representative or sales agency contract or agreement which is not terminable on less than ninety (90) days' notice without cost or other liability to FMS (except for contracts which, in the aggregate, are not material to the business of FMS);

                           (b) sales contract which entitles any customer to a
                  rebate or right of set-off, to return any product to FMS after acceptance thereof or to delay the acceptance thereof, or which varies in any material respect from FMS's standard form contracts;

                           (c) contract with any labor union (and, to the
                  knowledge of FMS, no organizational effort is being made with respect to any of its employees);

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
                           (d) contract or other commitment with any supplier
                  containing any provision permitting any party other than FMS to renegotiate the price or other terms, or containing any payback or other similar provision, upon the occurrence of a failure by FMS to meet its obligations under the contract when due or the occurrence of any other event;

                           (e) contract for the future purchase of fixed assets
                  or for the future purchase of materials, supplies or equipment in excess of its normal operating requirements;

                           (f) agreement or indenture relating to the borrowing
                  of money or to the mortgaging or pledging of, or otherwise placing a lien or security interest on, any asset of FMS;

                           (g) guaranty of any obligation for borrowed money or
                  otherwise;

                           (h) voting trust or agreement, stockholders'
                  agreement, pledge agreement, buy-sell agreement or first refusal or preemptive rights agreement relating to any securities of FMS;

                           (i) agreement, or group of related agreements with
                  the same party or any group of affiliated parties, under which FMS has advanced or agreed to advance money or has agreed to lease any property as lessee or lessor;

                           (j) agreement or obligation (contingent or otherwise)
                  to issue, sell or otherwise distribute or to repurchase or otherwise acquire or retire any share of its capital stock or any of its other equity securities;

                           (k) assignment, license or other agreement with
                  respect to any form of intangible property;

                           (l) agreement under which it has granted any person
                  any registration rights;

                           (m) agreement under which it has limited or
                  restricted its right to compete with any person in any respect;

                           (n) other contract or group of related contracts with
                  the same party involving more than $50,000 or continuing over a period of more than six months from the date or dates thereof (including renewals or extensions optional with another party), which contract or group of contracts is not terminable by FMS without penalty upon notice of thirty (30) days or less, but excluding any contract or group of contracts with a customer of FMS for the sale, license, lease, rental, or maintenance of FMS's products or services if such contract or group of contracts was entered into by FMS in the ordinary course of business; or

                           (o) other contract, instrument, commitment, plan or
                  arrangement, a copy of which would be required to be filed with the SEC as an exhibit to a registration statement on Form S-1 if FMS were registering securities under the Securities Act.

FMS, and to the best of FMS's knowledge, each other party thereto have in all material respects performed all the obligations required to be performed by them to date (or each nonperforming party has received a valid, enforceable and irrevocable written waiver with respect to its non-performance), have received no notice of default and are not in material default (with due notice or lapse of time or both) under any of the foregoing agreements, contracts, instruments or commitments. FMS has no present expectation or intention of not fully performing all its obligations under each such agreement, contract, instrument or commitment, and FMS has no knowledge of any breach or anticipated breach by the other party to any such agreement, contract, instrument or commitment. FMS is in full compliance with all of the terms and provisions of its Articles of Incorporation and By-laws, as amended.

         SECTION 3.19 Significant Customers and Suppliers. No customer or supplier which was significant to FMS during fiscal year 1995 or which has been significant to FMS thereafter, has terminated, materially reduced or threatened to terminate or materially reduce its purchases from or provision of products or services to FMS, as the case may be.

         SECTION 3.20 Transactions With Affiliates. To the best of FMS' knowledge, no director, officer, employee or stockholder of FMS, or member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has a substantial interest or is an officer, director, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, is a party to any transaction with FMS, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments to any such person or firm.

         SECTION 3.21 Environmental Protection. FMS has not caused or allowed, or contracted with any party for, the generation, use, transportation, treatment, storage or disposal of any Hazardous Substances (as defined below) in connection with the operation of its business or otherwise. FMS, the operation of its business, and any real property that FMS owns, and to the best of FMS's knowledge, any real property which FMS leases or otherwise occupies or uses (the "Premises") are in compliance in all material respects with all applicable Environmental Laws (as defined below) and orders or directives of any governmental authorities having jurisdiction under such Environmental Laws, including, without limitation, any Environmental Laws or orders or directives with respect to any cleanup or remediation of any release or threat of release of Hazardous Substances. FMS has not received any citation, directive, letter or other communication, written or oral, or any notice of any proceeding, claim or lawsuit, from any person arising out of the ownership or occupation of the Premises, or the conduct of its operations, and FMS is not aware of any basis therefor. FMS has obtained and is maintaining in full force and effect all necessary permits, licenses and approvals required by all Environmental Laws applicable to the Premises and the business operations conducted thereon (including operations conducted by tenants on the Premises), and is in compliance in all material respects with all such permits, licenses and approvals. FMS has not caused or allowed a release, or a threat of release, of any Hazardous Substance unto, at or near the Premises, and, to the best of FMS's knowledge, neither the Premises nor any property at or near the Premises has ever been subject to a release, or a threat of release, of any Hazardous Substance. For the purposes of this Agreement, the term "Environmental Laws" shall mean any Federal, state or local law or ordinance or regulation pertaining to the protection of human health or the environment, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601, et seq.,the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Sections 11001, et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq. For purposes of this Agreement, the term "Hazardous Substances" shall include oil and petroleum products, asbestos, polychlorinated biphenyls, urea formaldehyde and any other materials classified as hazardous or toxic under any Environmental Laws.

         SECTION 3.22 Foreign Corrupt Practices Act. FMS has not taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules and regulations thereunder. To the best of FMS' knowledge, there is not now, and there has never been, any employment by FMS of, or beneficial ownership in FMS by, any governmental or political official in any country in the world.

         SECTION 3.23 Products. FMS has no knowledge of any defects in the design of, or technology embodied in, any product which FMS currently markets or has marketed in the past that materially impair or are likely to materially impair the stated use of the product or, in connection with such stated use is reasonably likely to injure any consumer of the product or any third party, which individually or in the aggregate would have a material adverse effect on FMS.

         SECTION 3.24 No Reliance on Forecasts. In the negotiation and consideration of the transactions contemplated by this Agreement, FMS and its Board of Directors have not relied on any information or documents concerning ITS and its business or financial results except: (a) information and documents that are publicly available, (b) representations and warranties made by ITS in this Agreement, and (c) disclosure of financial results made pursuant to this Agreement. In the course of negotiations, ITS and FMS exchanged information concerning hypothetical situations, based on various assumptions, of the results of operations of the combined companies and possible market prices for the ITS Common Stock. FMS makes no representation or warranty regarding any such hypothetical situations provided by it, including those that may contain forecasts or projections of its future operating results, and FMS disclaims reliance on any such hypothetical situations provided by ITS or third parties. Notwithstanding the foregoing, FMS does represent and warrant that any such financial projections or forecasts were prepared by it in good faith.

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
         SECTION 3.25 Employees. Prior to the Closing Date, FMS shall use commercially reasonable efforts to cause any employees to whom FMS, or after the Closing Date, ITS or the Surviving Corporation, makes offers of employment or continued employment for the period following the Effective Time, to accept such offers of employment, including those employees listed on Exhibit 3.25 to execute and deliver to ITS at Closing, an Employment Agreement and Confidentiality and Non-Compete Agreement in the form attached as Annex I, provided, however, that such commercially reasonable efforts shall not be construed to require the payment of any inducement or other compensation. Neither ITS, the Surviving Corporation nor FMS is obligated to make any offers of employment or continued employment to any employees of FMS or ITS for the period following the Effective Time.

         SECTION 3.26 Intellectual Property. FMS owns all right, title and interest in or has license rights to all patents, trademarks, service marks, trade names, mask works, copyrights, trade secrets, know-how, technology and other intellectual property and proprietary rights material to the conduct of its business as presently conducted (the "FMS Intellectual Property"). FMS is not aware of any infringement of the FMS Intellectual Property by any third party which infringement would have a material adverse effect on the business of FMS. FMS has not received any claim or notice stating that its business, as presently conducted, infringes upon or violates any of the patents, trademarks, service marks, trade names, mask works, copyrights, trade secrets, proprietary rights or other intellectual property of any other person, which infringement or violation would have a material adverse effect on FMS. FMS has taken all reasonable measures to protect the secrecy, confidentiality, and value of the FMS Intellectual Property.

                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF ITS

         The representations and warranties of ITS in this Article IV, together with the information contained in the ITS Disclosure Schedule attached hereto as Schedule C, are being made and given as of the date hereof.

         ITS represents and warrants to FMS that, except as set forth in the ITS Disclosure Schedule delivered to FMS on or prior to the date hereof (which Disclosure Schedule makes explicit reference to the particular representation or warranty as to which exception is taken) and as contemplated by this Agreement:

         SECTION 4.01 Organization. Each of ITS and the Subsidiaries of ITS listed on the ITS Disclosure Schedule is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and has all requisite corporate power and corporate authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not have a material adverse effect on ITS. ITS and each of its Subsidiaries is duly

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
qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not in the aggregate have a material adverse effect on ITS. ITS does not have any Subsidiaries other than those listed on the ITS Disclosure Schedule. All of the outstanding shares of capital stock or partnership interests of each ITS Subsidiary are owned beneficially and of record by ITS, free and clear of any liens, charges, restrictions, claims or encumbrances of any nature whatsoever; and there are no outstanding subscriptions, warrants, options, convertible securities, or other rights (contingent or other) pursuant to which any such Subsidiary is or may become obligated to issue any shares of its capital stock or partnership interests to any person other than ITS. As used in this Article IV (beginning with Section 4.04), where appropriate, the term "ITS" shall mean ITS and each of its Subsidiaries.

         SECTION 4.02 Capitalization. As of the date hereof, the authorized capital stock of ITS consists of: (i) 100,000,000 shares of ITS Common Stock of which 10,227,837 shares are issued and outstanding; and (ii) 200,000,000 shares of blank check Preferred Stock, no par value, of which, as of the date hereof, of which no shares are outstanding. As of the date hereof, 1,475,000 shares of ITS Common Stock are reserved for issuance under ITS' 1994 Stock Option Plan (the "1994 ITS Plan"), of which options to purchase 1,475,000 shares of Common Stock are outstanding (vesting of options to purchase 500,000 of such shares is contingent upon approval by the shareholders of ITS of an amendment to the 1994 ITS Plan to increase the number of shares of ITS Common Stock issuable pursuant thereto from 975,000 to 1,475,000), including 5,000 options issuable in connection with the Micro Computer Transaction (as hereinafter defined). ITS has also granted an option to purchase up to 100,000 shares of Common Stock to The Wall Street Group, financial consultants to ITS, and up to 100,000 shares of Common Stock to Target Capital. As of the date hereof, there are warrants to purchase 11,040,000 shares of ITS Common Stock outstanding (the "Warrants").

         All the outstanding shares of ITS' capital stock are, and all shares of ITS Common Stock which are to be issued pursuant to the Merger or which may be issued pursuant to the 1994 ITS Plan or the Warrants after the Merger will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights in respect thereto. As of the date hereof, no Voting Debt of ITS is issued or outstanding.

         Except as set forth above and except for this Agreement, as of the date hereof, there are no existing options, warrants, calls, subscriptions or other rights or other agreements or commitments of any character relating to the issued or unissued capital stock or Voting Debt of ITS or obligating ITS to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interests in, ITS, other than 60,000 shares of Common Stock which may be issued by ITS if the Micro Computer transaction is consummated, or securities convertible into or exchangeable for such shares or equity interests or obligating ITS to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement or commitment. There are no outstanding contractual obligations of ITS to repurchase, redeem or otherwise acquire any shares of capital stock of ITS.

         For purposes of this Agreement, the term "Micro Computer Transaction" refers to the contemplated acquisition of Micro Computer of Maryland, Inc., a Maryland corporation ("Micro Computer"), by Micro Computer of Delaware, Inc., a Delaware corporation and a wholly-owned subsidiary of ITS, in exchange for 60,000 shares of Common Stock pursuant to the terms and provisions of a certain Letter of Intent between ITS and Micro Computer, dated as of __________, 1996. Micro and ITS are currently negotiating the terms and provisions of the Asset Purchase Agreement for such transaction and there can be no assurances that such transaction will be consummated.

         SECTION 4.03 Authority. Each of ITS and Sub has the requisite corporate power and corporate authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the Merger and of the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of ITS and no other corporate proceedings on the part of ITS are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by ITS, and, assuming this Agreement constitutes a valid and binding obligation of FMS, constitutes a valid and binding obligation of each of ITS, as the case may be, enforceable against it in accordance with its respective terms.

         SECTION 4.04 Consents and Approvals; No Violations. Except as contemplated by this Agreement, neither the execution, delivery or performance of this Agreement by ITS nor the consummation by ITS of the transactions contemplated hereby nor compliance by ITS with any of the provisions hereof will
(i) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws of ITS, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity (except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not have a material adverse effect on ITS), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation to which ITS is a party or by which it or any of its properties or assets may be bound or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to ITS or any of its properties or assets, except in the case of (iii) and (iv) for violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on ITS.

         SECTION 4.05 SEC Reports and Financial Statements. The ITS Common Stock was registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") on Form 8-A. Since its initial public offering, ITS has filed on a timely basis with the SEC and NASDAQ, where appropriate, and has made or will make immediately available to FMS true and complete copies of all forms, reports, schedules, statements, registrations and other documents required to be filed by it under the Exchange Act or the Securities Act, and ITS will file on a timely basis all such forms, reports, schedules, statements, registrations and other documents required to be filed by it from the date of this Agreement to the Closing Date (as such documents have been or will be amended or supplemented since the time of their filing, collectively, the "ITS SEC Documents"). The ITS SEC Documents, including without limitation any financial statements or schedules included therein, at the time filed, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and complied and will comply in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. The financial statements of ITS included in the ITS SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by a Form 10-Q) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of ITS as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. To the best of ITS' knowledge, all directors and executive officers of ITS have filed with the SEC and NASDAQ on a timely basis all forms, reports, schedules, statements, registrations and other documents required to be filed by such person with respect to ITS Common Stock under Section 16(a) of the Exchange Act or Rule 144 promulgated under the Securities Act. ITS shall deliver to FMS copies of all such documents filed after the date of this Agreement. ITS agrees that, so long as any Shareholder is eligible to sell share of ITS Common Stock acquired hereunder pursuant to Rule 144 of the Securities Act of 1933, as amended, (a) it will use its best efforts to continue to timely file all forms, reports, schedules, statements, registrations and other documents required to be filed under the applicable rules and regulations of the SEC, and (b) it will not voluntarily take any action to have its shares of Common Stock delisted from quotation on the NASDAQ Small Cap Market (unless such action is taken in connection with the listing of such securities on a comparable or superior national securities exchange).

         SECTION 4.06 Absence of Certain Changes. Since January 31, 1996, there has been no material adverse change in the business, operations, condition (financial or otherwise), results of operations, assets or liabilities of ITS. Since January 31, 1996, except as contemplated herein or with respect to the transactions contemplated hereby, ITS has conducted its business consistent with past practices and there has been no material change other than in the ordinary course of business, and ITS has not (a) as of the date hereof, incurred loss of, or significant injury to, any assets of ITS as a result of any fire, explosion, flood, windstorm, earthquake, labor trouble, riot, accident, act of God or public enemy or armed forces, or other occurrence materially adversely affecting the property or business of ITS; (b) issued any capital stock, bonds or other corporate securities or debt instruments, or granted any options, warrants or other rights calling for the issuance thereof other than as disclosed in Section
4.02 hereof); (c) other than in the ordinary course of business, borrowed any funds in an aggregate amount exceeding $50,000; (d) incurred or, to ITS's knowledge, become subject to, any material obligation or liability (absolute or contingent, matured or unmatured), except for current liabilities incurred in the ordinary course of business and any liabilities which may be assumed if the Micro Computer Transaction is consummated; (e) declared or made payment of, or set aside for payment, any dividends or distributions of any assets, or purchased, redeemed or otherwise acquired any of its capital stock, any securities convertible into capital stock, or any other securities; (f) mortgaged, pledged or subjected to any material liens, mortgages, security interests or encumbrances of any kind, other than for taxes not yet due and payable or liens or encumbrances that are not material to ITS, any of its assets; (g) sold, exchanged, transferred or otherwise disposed of any of its material assets, or canceled any material debts or claims, except in each case in the ordinary course of business; (h) acquired a material amount of assets except in the ordinary course of business; (i) written down the value of any assets or written off as uncollectible any notes or accounts receivables, except write-downs and write-offs in the ordinary course of business, none of which, individually or in the aggregate, are material; (j) entered into any material transactions other than in the ordinary course of business and the Micro Computer Transaction; (k) increased the rate of compensation payable, or to become payable, by it to any of its officers, employees, agents, or independent contractors over the rate being paid to them on January 31, 1996, except for increases in the ordinary course of business consistent with past practices; (l) made or permitted any material amendment or termination of any material agreement to which it is a party; (m) through negotiation or otherwise, made any commitment or incurred any liability to any labor organization; (n) made any accrual or arrangement for or payment of bonuses or special compensation of any kind to any director, officer or employee; (o) made any material change in any method of accounting or accounting practice; or (p) entered into any binding obligation to do any of the foregoing (other than in connection with the Micro Computer Transaction).

         SECTION 4.07 No Undisclosed Liabilities. Except as and to the extent set forth in ITS' audited financial statements as of, and for the three years ended January 31, 1996, ITS did not have any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of ITS (including the notes thereto). Since January 31, 1996, ITS has not incurred any liabilities outside of the ordinary course of business of any nature, whether or not accrued, contingent or otherwise, which would have, individually or in the aggregate, a material adverse effect on ITS.

         SECTION 4.08  Intentionally Omitted.

         SECTION 4.09  ERISA.

                  (a) Section 4.09 of the ITS Disclosure Schedule contains a true and complete list of each employee benefit plan (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of ERISA) and any material bonus, pension profit sharing, deferred compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, insurance or other plans, arrangement or understanding (whether or not legally binding) maintained or contributed to by ITS (all the foregoing being herein called the "ITS Benefit Plans"). ITS has made available to FMS, or will deliver to FMS within 30 days after the date hereof, a true and correct copy of (i) the most recent annual report (Form 5500) filed with the IRS, (ii) each ITS Benefit Plan,
         (iii) each trust agreement and group annuity contract, if any, relating to each ITS Benefit Plan and (iv) the most recent actuarial report or valuation relating to each ITS Benefit Plan subject to Title IV of ERISA.

                  (b) With respect to the ITS Benefit Plans, individually and in the aggregate, no event has occurred, and to the knowledge of ITS, there exists no condition or set of circumstances in connection with which ITS could be subject to any liability that is reasonably likely to have a material adverse effect on ITS, under ERISA, the Code or any other applicable law.

                  (c) With respect to the ITS Benefit Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the financial statements of ITS, which obligations are reasonably likely to have a material adverse effect on ITS.

         SECTION 4.10 Other Benefit Plans. Except as set forth in the ITS SEC Documents, and except as provided for in this Agreement, as of the date of this Agreement, ITS is not a party to any oral or written (i) consulting agreement not terminable on 60 days' or less notice involving the payment of more than $50,000 per annum, (ii) agreement with any executive officer or other key employee of ITS the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving ITS of the nature contemplated by this Agreement or agreement with respect to any executive officer of ITS providing any term of employment or compensation guarantee and providing for the payment of in excess of $10,000 per annum, or (iii) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, except to the extent required by anti-dilution provisions of such plans or by this Agreement.

         SECTION 4.11 Litigation. Except as disclosed in the ITS SEC Documents filed prior to the date of this Agreement, there is no suit, claim, action, proceeding or investigation pending or, to the best knowledge of ITS, threatened against ITS before any Governmental Entity which, individually or in the aggregate, is reasonably likely to have a material adverse effect on ITS or a material adverse effect on the ability of ITS to consummate the transactions contemplated by this Agreement. Except as disclosed in the ITS SEC Documents filed prior to the date of this

Agreement, ITS is not subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen, individually or in the aggregate, in the future would have a material adverse effect on ITS or a material adverse effect on the ability of ITS to consummate the transactions contemplated hereby.

         SECTION 4.12 Compliance with Applicable Law. ITS holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of its business (the "ITS Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which would not, individually or in the aggregate, have a material adverse effect on ITS. ITS is in compliance with the terms of the ITS Permits, except where the failure so to comply would not have a material adverse effect on ITS. Except as disclosed in the ITS SEC Documents filed prior to the date of this Agreement, the business of ITS is not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which individually or in the aggregate do not, and, insofar as reasonably can be foreseen, in the future will not, have a material adverse effect on ITS. As of the date of this Agreement, no investigation or review by any Governmental Entity with respect to ITS is pending or, to the best knowledge of ITS, threatened, nor has any Governmental Entity indicated an intention to conduct the same. The 1994 ITS Plan is administered in a manner that complies with the conditions of Rule 16b-3 promulgated under the Exchange Act.

         SECTION 4.13 Intentionally Omitted.

         SECTION 4.14 Vote Required. The affirmative vote of the Board of Directors of the Sub is the only vote by ITS or the Sub necessary to approve the transactions contemplated hereby.

         SECTION 4.15 Proprietary Information of Third Parties. To the best of ITS' knowledge, no third party has claimed that any person employed by ITS has
(i) violated or may be violating any of the terms or conditions of his or her employment, non-competition or nondisclosure or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or
(ii) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. To the best of ITS' knowledge, (i) no person employed by ITS has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer, (ii) no person employed by ITS has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of ITS, and (iii) there is no reason to believe there will be any such employment or violation.

         SECTION 4.16 Title to Properties. ITS has good, clear and marketable title to its properties and assets reflected on the latest balance sheet included in the ITS SEC Documents or acquired by them since the date of such balance sheet (other than properties and assets disposed of in the ordinary course of business since the date of such balance sheet), and all such properties and assets are free and clear of mortgages, pledges, security interests, liens, charges, claims, restrictions and other encumbrances (including without limitation, easements and licenses), except for liens for or current taxes not yet due and payable and minor imperfections of title, if any, not material in nature or amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of ITS. To the best of ITS's knowledge, there are no condemnation, environmental, zoning or other land use regulation proceedings, either instituted or planned to be instituted, which would adversely affect the use or operation of ITS's properties and assets for their respective intended uses and purposes, or the value of such properties, and ITS has not received notice of any special assessment proceedings which would affect such properties and assets.

         SECTION 4.17 Leasehold Interests. Each lease or agreement to which ITS is a party under which it is a lessee of any property, real or personal, is a valid and subsisting agreement, duly authorized and entered into, without any material default of ITS thereunder and, to the best of ITS' knowledge, without any material default thereunder of any other party thereto. ITS' possession of such property has not been disturbed and, to the best of ITS's knowledge, no claim has been asserted against ITS adverse to its rights in such leasehold interests.

         SECTION 4.18 Taxes. ITS has filed all tax returns, Federal, state, county and local, required to be filed by it, those returns accurately and completely reflect ITS's tax obligations with respect to the periods covered thereby, and ITS has paid all taxes shown to be due by such returns as well as all other taxes, interest, penalties, assessments and other amounts asserted to be due or payable by any taxing authority, including without limitation all taxes which ITS is obligated to withhold from amounts paid or owing to employees, creditors and third parties. Adequate reserves have been established by ITS for all taxes accrued but not yet payable. The tax returns of ITS have never been audited by the Internal Revenue Service or any other taxing authority. No deficiency assessment with respect to or proposed adjustment of ITS's Federal, state, county or local taxes is pending or, to the best of ITS's knowledge, threatened. There is no tax lien, whether imposed by any Federal, state, county or local taxing authority, outstanding against the assets, properties or business of ITS.

         SECTION 4.19 Other Agreements. ITS is not a party to or otherwise bound by any written or oral contract or instrument or other restriction which individually or in the aggregate could materially adversely affect the business, prospects, financial condition, operations, property or affairs of ITS. ITS is not a party to or otherwise bound by any written or oral:

                           (a) contract with any labor union (and, to the
                  knowledge of ITS, no organizational effort is being made with respect to any of its employees);

                           (b) contract or other commitment with any supplier
                  containing any provision permitting any party other than ITS to renegotiate the price or other terms, or containing any payback or other similar provision, upon the occurrence of a failure by ITS to meet its obligations under the contract when due or the occurrence of any other event;

                           (c) contract for the future purchase of fixed assets
                  or for the future purchase of materials, supplies or equipment in excess of its normal operating requirements;

                           (d) agreement or indenture relating to the borrowing
                  of money or to the mortgaging or pledging of, or otherwise placing a lien or security interest on, any asset of ITS (other than the Line of Credit);

                           (e) guaranty of any obligation for borrowed money or
                  otherwise except a guaranty to PNC Bank of up to $700,000 with respect to a loan from that bank to Thompson Enterprises;

                           (f) voting trust or agreement, stockholders'
                  agreement, pledge agreement, buy-sell agreement or first refusal or preemptive rights agreement relating to any securities of ITS;

                           (g) agreement or obligation (contingent or otherwise)
                  to issue, sell or otherwise distribute or to repurchase or otherwise acquire or retire any share of its capital stock or any of its other equity securities (other than in connection with the Micro Computer Transaction);

                           (h) agreement under which it has granted any person
                  any registration rights (other than in connection with the Micro Computer Transaction); or

                           (i) agreement under which it has limited or
                  restricted its right to compete with any person in any respect.

ITS, and to the best of ITS' knowledge, such other party thereto have in all material respects performed all the obligations required to be performed by them to date (or each non-performing party has received a valid, enforceable and irrevocable written waiver with respect to its non-performance), have received no notice of default and are not in material default (with due notice or lapse of time or both) under any of the foregoing agreements, contracts, instruments or commitments. ITS has no present expectation or intention of not fully performing all its obligations under each such agreement, contract, instrument or commitment, and ITS has no knowledge of any breach or anticipated breach by the other party to any such agreement, contract, instrument or commitment. ITS is in full compliance with all of the terms and provisions of its Certificate of Incorporation and By-laws, as amended.

         SECTION 4.20 Significant Customers and Suppliers. No customer or supplier which was significant to ITS during fiscal year 1995 or which has been significant to ITS thereafter, has terminated, materially reduced or threatened to terminate or materially reduce its purchases from or provision of products or services to ITS, as the case may be.

         SECTION 4.21 Transactions With Affiliates. To the best of ITS' knowledge, no director, officer, employee or stockholder of ITS, or member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has a substantial interest or is an officer, director, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, is a party to any transaction with ITS, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments to any such person or firm, except for such contracts and agreements as are disclosed in the Form 10-K of ITS for the year ended January 31, 1996.

         SECTION 4.22 Environmental Protection. ITS has not caused or allowed, or contracted with any party for, the generation, use, transportation, treatment, storage or disposal of any Hazardous Substances (as defined below) in connection with the operation of its business or otherwise. ITS, the operation of its business, and any real property that ITS owns, leases or otherwise occupies or uses (the "Premises") are in compliance in all material respects with all applicable Environmental Laws (as defined below) and orders or directives of any governmental authorities having jurisdiction under such Environmental Laws, including, without limitation, any Environmental Laws or orders or directives with respect to any cleanup or remediation of any release or threat of release of Hazardous Substances. ITS has not received any citation, directive, letter or other communication, written or oral, or any notice of any proceeding, claim or lawsuit, from any person arising out of the ownership or occupation of the Premises, or the conduct of its operations, and ITS is not aware of any basis therefor. ITS has obtained and is maintaining in full force and effect all necessary permits, licenses and approvals required by all Environmental Laws applicable to the Premises and the business operations conducted thereon (including operations conducted by tenants on the Premises), and is in compliance in all material respects with all such permits, licenses and approvals. ITS has not caused or allowed a release, or a threat of release, of any Hazardous Substance unto, at or near the Premises, and, to the best of ITS's knowledge, neither the Premises nor any property at or near the Premises has ever been subject to a release, or a threat of release, of any Hazardous Substance. For the purposes of this Agreement, the term "Environmental Laws" shall mean any Federal, state or local law or ordinance or regulation pertaining to the protection of human health or the environment, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601, et seq., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Sections 11001, et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq. For purposes of this Agreement, the term "Hazardous Substances" shall include oil and petroleum products, asbestos, polychlorinated biphenyls, urea formaldehyde and any other materials classified as hazardous or toxic under any Environmental Laws.

         SECTION 4.23 Foreign Corrupt Practices Act. ITS has not taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules and regulations thereunder. To the best of ITS's knowledge, there is not now, and there has never been, any employment by ITS of, or beneficial ownership in ITS by, any governmental or political official in any country in the world.

         SECTION 4.24 Products. There are no known defects in the design of, or technology embodied in, any product which ITS currently markets or has marketed in the past that materially impair or are likely to materially impair the stated use of the product or, in connection with such stated use is reasonably likely to injure any consumer of the product or any third party, which individually or in the aggregate would have a material adverse effect on ITS.

         SECTION 4.25 No Reliance on Forecasts. In the negotiation and consideration of the transactions contemplated by this Agreement, ITS and its Board of Directors have not relied on any information or documents concerning FMS and its business or financial results except: (a) information and documents that are publicly available, (b) representations and warranties made by FMS in this Agreement, and (c) disclosure of financial results made pursuant to this Agreement. In the course of negotiations, ITS and FMS exchanged information concerning hypothetical situations, based on various assumptions, of the results of operations of the combined companies and possible market prices for the ITS Common Stock. ITS makes no representation or warranty regarding any such hypothetical situations provided by it, including those that may contain forecasts or projections of its future operating results, and ITS disclaims reliance on any such hypothetical situations provided by FMS or third parties. Notwithstanding the foregoing, ITS does represent and warrant that any such financial projections and forecasts were prepared by it in good faith.

         SECTION 4.26 Employees. Neither ITS, the Surviving Corporation nor FMS is obligated to make any offers of employment or continued employment to any employees of FMS or ITS for the period following the Effective Time other than those employees listed on Exhibit 3.25 attached hereto.

         SECTION 4.27 Intellectual Property. ITS owns all right, title and interest in or has license rights to all patents, trademarks, service marks, trade names, mask works, copyrights, trade secrets, know-how, technology and other intellectual property and proprietary rights material to the conduct of its business as presently conducted (the "ITS Intellectual Property"). ITS is not aware of any infringement of the ITS Intellectual Property by any third party which infringement would have a material adverse effect on the business of ITS. ITS has not received any claim or notice stating that its business, as presently conduced, infringes upon or violates any of the patents, trademarks, service marks, trade names, mask works, copyrights, trade secrets, proprietary rights or other intellectual property of any other person, which infringement or violation would have a material adverse effect on ITS. ITS has taken all reasonable measures to protect the secrecy, confidentiality, and value of the ITS Intellectual Property.

         SECTION 4.28 Tax-Free Reorganization. The Merger will qualify as a "reorganization" within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended, assuming (a) the continuity of interest requirement is satisfied, (b) the Merger will be undertaken pursuant to a plan of reorganization duly adopted by FMS and (c) FMS and its shareholders will satisfy the filing and reporting requirements of all taxing authorities.

                                    ARTICLE V

                                    COVENANTS

         Section 5.01 Covenants of FMS and ITS. During the period from the date of this Agreement and continuing until the Effective Time, FMS and ITS each agree as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement, or to the extent that the other party shall otherwise consent in writing):

                           (a) Ordinary Course. Each party and its Subsidiaries
                  shall carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use commercially reasonable efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and ongoing business shall not be impaired in any material respect at the Effective Time.

                           (b) Dividends; Changes in Stock. No party shall, nor
                  shall any party permit any of its Subsidiaries to, nor shall any party propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock (other than dividends from a wholly-owned Subsidiary to its parent company), (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) repurchase, redeem or otherwise acquire, or permit any Subsidiary to repurchase, redeem or otherwise acquire, any shares of capital stock of such party or any of its Subsidiaries.

                           (c) Issuance of Securities. No party shall, nor shall
                  any party permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any Voting Debt or any securities convertible into, or any rights, warrants, calls, subscriptions or options to acquire, any such shares, Voting Debt or convertible securities, other than (i) the issuance of shares of ITS Common Stock upon the exercise of stock options described in Section 4.02 hereof; (ii) the issuance of shares of ITS Common Stock upon exercise of the Warrants; and (iii) the issuance of shares of Common Stock in connection with the consummation of the Micro Computer Transaction.

                           (d) Governing Documents. No party shall amend or
                  propose to amend its Articles or Certificate of Incorporation or By-laws.

                           (e) No Dispositions. Other than transactions in the
                  ordinary course of business consistent with prior practice, no party shall, nor shall any party permit any of its Subsidiaries to, sell, lease, license, encumber or otherwise dispose of, or agree to sell, lease, license, encumber or otherwise dispose of, any of its assets which are material, individually or in the aggregate, to FMS or to ITS and its Subsidiaries taken as a whole, as the case may be.

                           (f) Indebtedness. No party shall, nor shall any party
                  permit any of its Subsidiaries to, incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or any of its Subsidiaries or guarantee any debt securities of others, other than in each case in the ordinary course of business consistent with prior practice or, with respect to FMS, pursuant to the Line of Credit.

                           (g) Other Actions. Notwithstanding the fact that such
                  action might otherwise be permitted pursuant to this Section 5.01, no party shall, nor shall any party permit any of its Subsidiaries to, take any action, or by inaction permit an event to occur, which would or is reasonably likely to result in any of its representations and warranties set forth in this Agreement being untrue or in any of the conditions to the Merger set forth in Article VII not being satisfied. ITS or FMS, as the case may be, shall promptly give written notice to the other party upon becoming aware of any fact which, if known on the date hereof would have been required to be set forth or disclosed pursuant to this Agreement, and any impending or threatened breach in any material respect of any of the representations and warranties contained in this Agreement and with respect to the latter shall use all reasonable efforts to remedy the same.

                           (h) Advice on Changes; Filings. Each of ITS and FMS
                  shall confer on a regular and frequent basis with the other, report on operational matters and promptly advise the other orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, a material adverse effect on such party and its Subsidiaries taken as a whole. Each of ITS and FMS shall promptly provide the other (or its counsel) copies of all filings made by such party with any Federal, state or foreign Governmental Entity in connection with this Agreement or the transactions contemplated hereby.

                           (i) Benefit Plans; Employment Arrangements. Except as
                  contemplated by this Agreement, no party shall, nor shall any party permit any of its Subsidiaries to, enter into, adopt, amend (except as may be required by law) or terminate any FMS Benefit Plan or ITS Benefit Plan, as the case may be, or other employee benefit plan or any compensatory or benefit agreement, arrangement, plan or policy between such party and one or more of its directors or officers (except in connection with the Micro Computer Transaction). No party shall, nor shall any party permit any of its Subsidiaries to, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense, increase in any manner the compensation or fringe benefits of any director, officer, employee or consultant or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock appreciation rights or performance units) or enter into any contract, agreement, commitment or arrangement to do any of the foregoing (except in connection with the Micro Computer Transaction).

                           (j) No Solicitations. No party shall nor shall any
                  party authorize or permit any of their respective officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by them to solicit, initiate or encourage submission of proposals or offers from any person relating to any acquisition or purchase of all or a substantial portion of the assets of, or any material equity interest in, such party or its Subsidiaries or any merger, consolidation, amalgamation or other business combination with such party or its Subsidiaries.

         Section 5.02. Additional Covenants of FMS. During the period from the date of this Agreement and continuing until the Effective Time, FMS agrees that it will not, without the prior written consent of ITS, which consent shall not be unreasonably withheld or delayed, acquire or agree to acquire, in consideration for the payment of any FMS Common Stock or other capital stock of FMS, by merger or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, in each case which are material, individually or in the aggregate, to FMS.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         SECTION 6.01 Access to Information. Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such party is subject (from which such party shall use reasonable efforts to be released), FMS and ITS shall each (and shall cause each of their respective Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of FMS and ITS shall (and shall cause each of their respective Subsidiaries to) furnish promptly to the other (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws, if applicable, and (ii) all other information concerning its business, properties and personnel as such other party may reasonably request. Unless otherwise required by law, the parties will hold any such information which is nonpublic in confidence until such time as such information otherwise becomes publicly available through no wrongful act of either party, and in the event of termination of this Agreement for any reason each party shall promptly return all nonpublic documents obtained from any other party, and any copies made of such documents, to such other party.

         SECTION 6.02 Stockholders Meeting. As soon as reasonably practicable following the date of this Agreement, FMS shall take all action reasonably necessary in accordance with the BCL, its Articles of Incorporation and By-laws, to cause its stockholders, by resolution, a meeting or otherwise, to approve and adopt this Agreement and the Merger.

         SECTION 6.03 Legal Conditions to Merger. Each of FMS and ITS will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Merger (which actions shall include, without limitation, approvals or filings with any Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with the Merger. Each of FMS and ITS will, and will cause its Subsidiaries to, promptly take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained by ITS and FMS or any of their Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

         SECTION 6.04 Affiliates. FMS will advise all persons who are, at the time this Agreement is submitted for approval to the stockholders of FMS, "affiliates" of FMS for purposes of Rule 145 under the Securities Act ("Rule 145") of resale restrictions imposed by the federal securities laws, including Rule 145, on shares of ITS Common Stock received by them pursuant to the Merger. FMS shall obtain from each such person a letter stating that such persons are aware of such restrictions.

         SECTION 6.05 Employee Benefit Plans. ITS and FMS shall, as soon as reasonably practicable following the date of this Agreement, determine which of the benefit plans of FMS and ITS in effect at the date of this Agreement shall, to the extent practicable, remain in effect until otherwise determined after the Effective Time. Each of ITS and FMS shall execute and deliver all such documents and instruments and take all such other actions as shall be necessary in order to effect the foregoing.

         SECTION 6.06 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense; provided, however, that the Shareholders shall be, jointly and severally, responsible for paying all legal expenses in excess of $12,000 in the aggregate incurred by FMS in connection with this Agreement and the transactions contemplated hereby.

         SECTION 6.07 Brokers or Finders. Each of ITS and FMS represents, as to itself, its Subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any brokers' or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, and each of ITS and FMS agree to indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or its affiliate.

         SECTION 6.08 Indemnification. The Shareholders severally, on a pro rata basis in accordance with their respective share holdings as set forth on Schedule A attached hereto, agree to indemnify and hold harmless ITS from and against any loss, cost, damage or expense (including without limitation reasonable attorney's fees) arising from or relating to:

                  (a) Any misrepresentation or breach of covenant, warranty or agreement made by FMS or the Shareholders, or any thereof, herein or in any document delivered hereunder; or

                  (b) Any liability or obligation of FMS accruing or otherwise related to the period prior to the Closing Date, except to the extent such liability or obligation is set forth on the Closing Balance Sheet (as such term is defined hereinafter).

                  (c) Notwithstanding anything to the contrary contained herein, the Shareholders shall have no liability to ITS under this Section 6.08 unless the claims made by ITS pursuant to this Section 6.08 exceed $15,000 in the aggregate. In no event shall such $15,000 threshold be used to establish what constitutes a "material" item under this Agreement. Furthermore, the maximum aggregate liability of each of the Shareholders to ITS pursuant to this Section
6.08 shall not exceed, with respect to each such Shareholder, and at his option an amount equal to the lesser of (i) ten percent (10%) of the aggregate fair market value on the Effective Date of the shares of ITS Common Stock issued to him in connection with the Merger, or (ii) if, at the time any claim is made against such Shareholder, he is still the holder of all of the shares of ITS Common Stock received by him in the Merger, ten percent (10%) of the aggregate fair market value of such shares at the time the claim is made by ITS and in any event, any Shareholder may meet his obligation of indemnification by conveying his shares of ITS Common Stock back to ITS.

         SECTION 6.09 Further Assurances. ITS and FMS agree to execute and deliver all such other instruments and take all such other action as any party may reasonably request from time to time, before the Effective Time and without payment of further consideration, in order to effectuate the transactions provided for in this Agreement. The parties shall cooperate fully with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations under this Agreement.

         SECTION 6.10 Additional Agreements; Best Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject to the appropriate vote of stockholders of FMS described herein.

                                   ARTICLE VII

                                   CONDITIONS

         SECTION 7.01 Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

                           (a) Stockholder Approval. This Agreement shall have
                  been approved and adopted by the stockholders of FMS in accordance with Section 6.02 of this Agreement.

                           (b) Other Approvals. Other than the filings provided
                  for by Section 1.01, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity the failure to obtain (or have waived) which would have a material adverse effect on ITS and its Subsidiaries, in each case taken as a whole, shall have been filed, occurred or been obtained or waived.

                           (c) Pooling Letter. ITS and FMS shall have received
                  from Coopers & Lybrand a letter in form and substance satisfactory to each of ITS and FMS to the effect that the Merger may be accounted for under the pooling-of-interests method of accounting.

                           (d) No Injunctions or Restraints. No temporary
                  restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; there shall not be pending any action, proceeding or investigation before any court or administrative agency by any Governmental Entity and any other person which has a reasonable likelihood of success, challenging or seeking material damages in connection with, or material changes in the terms of, the Merger.

                           (e) Employment Agreements. ITS shall have entered
                  into employment agreements with Richard Holland, Jeffrey Coney, Janet Sorensen and Joseph DeCarlo, substantially in the form of Annex I attached hereto (collectively, the "Employment Agreements").

         SECTION 7.02 Conditions of Obligations of ITS. The obligations of ITS to effect the Merger are subject to the satisfaction of the following conditions unless waived by ITS:

                           (a) Representations and Warranties. The
                  representations and warranties of FMS and the Shareholders set forth in this Agreement shall be true and correct in all material respects as of the date hereof and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and ITS shall have received a certificate signed on behalf of FMS by the chief executive officer and the chief financial officer of FMS, and by each Shareholder, to such effect.

                           (b) Performance of Obligations of FMS. FMS shall have
                  performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and ITS shall have received a certificate signed on behalf of FMS by the chief executive officer and the chief financial officer of FMS to such effect.

                           (c) No Amendments to Resolutions. Neither the Board
                  of Directors of FMS nor any committee thereof shall have amended, modified, rescinded or repealed the resolutions adopted by such Board on May 30, 1996 (accurate and complete copies of which have been provided to ITS) and shall not have adopted any other resolutions in connection with this Agreement and the transactions contemplated hereby inconsistent with such resolutions.

                           (d) Opinion of Counsel. ITS shall have received the
                  opinion of Schwartz & Freeman, counsel to FMS, dated the Closing Date, with respect to such matters as ITS may reasonably request.

                           (e) Material Adverse Change. Except as set forth on
                  the FMS Disclosure Schedule, no material adverse change shall have occurred subsequent to December 31, 1995 in the financial position, results of operations, assets, liabilities or prospects of FMS, nor shall any event or circumstance have occurred which would result in a material adverse change in the financial position, results of operations, assets, liabilities or aspects of FMS.

                           (f) Pooling of Interests. ITS shall have received a
                  written acknowledgment, in form and substance satisfactory to ITS, from each intended recipient of Conversion Shares, confirming that the recipient (i) understands that the Merger is to be accounted for as a pooling-of-interests for accounting and financial reporting purposes and (ii) will not sell, transfer, pledge or otherwise dispose of any of the Conversion Shares until such time as financial results covering at least 30 days of post-Merger continued operations have been published by ITS in the form of a quarterly earnings report, a Current Report on Form 8-K, a Quarterly Report on Form 10-Q, an Annual Report on Form 10-K or any other filing or announcement which includes combined sales and net income and such recipient has been notified in writing of such publication.

                           (g) Uniform Commercial Code Searches. FMS shall have
                  delivered to ITS certified copies of Requests for Information or Copies (Form UCC-11) or equivalent reports from such jurisdictions as may be requested by ITS listing all effective financing statements which name FMS (under its present name or any previous name or any trade name) as debtor, together with copies of such financing statements. Such searches shall indicate the existence of no liens, claims or security interests, except to the extent of items referred to in the Closing Balance Sheet.

                           (h) Employment Agreements. ITS shall have received a
                  duly executed copy of each of the Employment Agreements.

                           (i) Investment Letters. ITS shall have received a
                  duly executed investment letter, in the form attached hereto as Annex II from each of the Shareholders.

                           (j) Closing Balance Sheet. ITS shall have received a
                  balance sheet (the "Closing Balance Sheet")from FMS, dated as of the date of Closing, and certified as being true, complete and accurate in all respects by the chief financial officer of FMS, which shows that (i) all shareholder loans have been satisfied, and (ii) the total liabilities of FMS do not exceed $500,000 (plus any amounts drawn under the Note, as hereafter defined) in the aggregate, plus trade payables, salaries and other current items incurred by FMS in the ordinary course of business.

                           (k) Completion of Due Diligence. ITS shall
                  satisfactorily complete, within seventy (70) days of the date hereof, a due diligence audit of the business, financial condition and affairs of FMS, including without limitation confirmation that the 1994 and 1995 year-end results of FMS previously provided by FMS to ITS are true and correct in all material respects.

                           (l) Audited Financial Statements. ITS shall receive
                  audited financial statements for the last three (3) fiscal years of FMS, prepared by Coopers & Lybrand at ITS's sole cost and expense, in accordance with generally accepted accounting principles and otherwise in form and substance acceptable to ITS in its reasonable discretion, which audited financial statements shall confirm that the unaudited financial statements for the same periods heretofore provided by FMS to ITS are true and correct in all material respects.

                           (m) Forgiveness and Payment of Shareholder Loans.
                  Subject to and immediately before the Closing, Jeffrey P. Coney and Richard F. Holland shall cancel and forgive that portion of the amount owed to them by FMS which is equal to the amount by which the principal balance together with accrued but unpaid interest on the loan payable by FMS to them (the "Tyden Loan") evidenced by a Loan and Option Agreement dated April 8, 1992, between FMS and E. Tyden AB, Incorporated shall exceed the principal balance, plus accrued but unpaid interest, under a term loan from NBD Northfield to Messrs. Coney and Holland (the "Acquisition Loan"). Such cancellation shall be made by Messrs. Coney and Holland by the forgiveness by them at Closing of such amount of the Tyden Loan. Sub shall pay the remaining balance of principal and interest on the Tyden Loan with immediately available funds in Chicago, Illinois, to Messrs. Coney and Holland, or as they shall otherwise direct (which funds shall be provided to Sub by ITS pursuant to Section 7.03(h) hereof). The Company represents that on May 5, 1996, the outstanding principal balance of the Tyden Loan was $693,809.72, and that all accrued interest thereon had ben paid through May 5, 1996, and that on May 5, 1996, the outstanding principal balance of the Acquisition Loan was $340,217, and that all accrued interest thereon had been paid through May 5, 1996.

         SECTION 7.03 Conditions of Obligations of FMS. The obligation of FMS to effect the Merger is subject to the satisfaction of the following conditions unless waived by FMS:

                           (a) Representations and Warranties. The
                  representations and warranties of ITS set forth in this Agreement shall be true and correct in all material respects as of the date hereof and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and FMS shall have received a certificate signed on behalf of ITS by its chief executive officers and chief financial officers to such effect.

                           (b) Performance of Obligations of ITS. ITS shall have
                  performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and FMS shall have received a certificate signed on behalf of ITS by its chief executive officers and chief financial officers to such effect.

                           (c) No Amendments to Resolutions. Neither the Board
                  of Directors of ITS nor any committee thereof shall have amended, modified, rescinded or repealed the resolutions adopted by such Board at a meeting duly called and held on ______________ (accurate and complete copies of which have been provided to FMS), and shall not have adopted any other resolutions in connection with this Agreement and the transactions contemplated hereby which are inconsistent with such resolutions.

                           (d) Capitalization. At the Closing Date, ITS shall
                  have (i) except to the extent of the exercise of options or warrants described in Section 4.02 hereof, not more than 10,227,837 shares of ITS Common Stock issued and outstanding,
                  (ii) options to purchase not more than 1,475,000 shares of ITS Common Stock outstanding, and (iii) not granted any options or warrants to purchase, or issued any other securities convertible into, or entered into any agreements (other than this Agreement) to issue any of its securities other than as disclosed or provided in this Agreement.

                           (e) Material Adverse Change. No material adverse
                  change shall have occurred subsequent to January 31, 1996 in the financial position, results of operations, assets, liabilities or prospects of ITS, nor shall any event or circumstance have occurred which would result in a material adverse change in the financial position, results of operations, assets, liabilities or aspects of ITS.

                           (f) Opinion of Counsel. FMS shall have received the
                  opinion of Archer & Greiner, A Professional Corporation, counsel to ITS, dated the Closing Date, with respect to such matters as FMS may reasonably request.

                           (g) ITS Common Stock. The shares of ITS Common Stock
                  to be issued to holders of FMS Common Stock in the Merger shall be validly issued, fully paid, nonassessable, free of preemptive rights and free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever.

                           (h) Payment of Indebtedness. Sub shall assume, and
                  pay in full on the Effective Date, the liabilities listed on
                  Exhibit 7.03 attached hereto, and ITS shall provide to Sub cash in an amount sufficient to pay the principal balance plus accrued interest then outstanding on the Tyden Loan, after the provision for the cancellation referred to in Section 7.02(m) has been made. Sub shall also assume and pay in full all amounts outstanding under a certain line of credit extended by ITS to FMS pursuant to a Line of Credit Note dated as of May ___, 1996 in the maximum principal amount of $100,000 (the "Note") in the form of Annex III.

                           (i) Release of Guarantees. Jeffrey P. Coney and
                  Richard F. Holland shall be released, on or before the closing Date, from their guarantees of FMS' obligations heretofore provided to NBD Bank.

                                  ARTICLE VIII

                            TERMINATION AND AMENDMENT

         SECTION 8.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of FMS or ITS:

                           (a) by mutual consent of the Boards of Directors of
                  ITS and FMS; or

                           (b) (i) by either ITS or FMS if there shall have been
                  a material breach of any representation, warranty, covenant or agreement on the part of the other set forth in this Agreement which breach shall not have been cured, in the case of a representation or warranty, prior to the Closing or, in the case of a covenant or agreement, within two business days following receipt by the breaching party of notice of such breach, or (ii) by either ITS or FMS if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and non-appealable; or

                           (c) by either ITS or FMS if the Merger shall not have
                  been consummated before September 30, 1996, other than as a result of a breach by the party attempting to terminate this Agreement; or

                           (d) by either party if any required approval of the
                  stockholders of FMS shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or otherwise or at any adjournment of such meeting; or

                           (e) by ITS if any of the conditions specified in
                  Sections 7.01 or 7.02 has not been met or waived by at such time as such conditions can no longer be satisfied; or

                           (f) by FMS if any of the conditions specified in
                  Sections 7.01 or 7.03 has not been met or waived at such time as such conditions can no longer be satisfied.

         SECTION 8.02 Effect of Termination. In the event of a termination of this Agreement by either FMS or ITS as provided in Section 8.01, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of ITS or FMS or their respective officers or directors, except (i) with respect to the last sentence of Section 6.01, and Sections 6.07 and 6.08 and
(ii) to the extent that such termination results from the willful breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement.

         SECTION 8.03 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of FMS or of ITS, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Notwithstanding the foregoing, and except as otherwise provided by law, any amendment, waiver, consent or approval contemplated by this Agreement to be granted or delivered by ITS or FMS, shall be deemed to have been so granted or delivered if given or approved by the President or Chief Executive Officer of such party.

         SECTION 8.04 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.


                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.01 Survival of Representations and Warranties. Except as otherwise specifically provided herein, the representations and warranties contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive for the earlier of (i) one year following the Effective Time or (ii) the date of issuance of the January 31, 1997 audit of the Surviving Corporation.

         SECTION 9.02 Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when personally delivered, or on the day specified for delivery when deposited with a courier service such as Federal Express for delivery to the intended addressee, or two days following the day when deposited in the United States mails, by registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

                           (a)      if to ITS, to

                                    Innovative Tech Systems, Inc.
                                    444 Jacksonville Road
                                    Suite 200
                                    Warminster, Pennsylvania 18974
                                    Attention: John M. Thompson, President
                                    Telecopy No.: (215) 441-5733

                                    with a copy to
                                    Gary L. Green, Esquire
                                    Archer & Greiner, A Professional Corporation
                                    One Centennial Square
                                    Haddonfield, New Jersey 08033
                                    Telecopy No.: (609) 795-0574

                                    and

                           (b)      if to FMS, to

                                    Facility Management Systems, Inc.
                                    7250 North Cicero
                                    Chicago, Illinois 60646
                                    Attention: President
                                    Telecopy No.: (847) 675-9955

                                    with a copy to

                                    Stephen E. Goodman, Esquire
                                    Schwartz & Freeman
                                    401 North Michigan Avenue, Suite 1900
                                    Chicago, Illinois 60611
                                    Telecopy No.: (312) 222-0818

         SECTION 9.03 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The phrases, "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the first paragraph of this Agreement.

         SECTION 9.04 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         SECTION 9.05 Schedules and exhibits. All Schedules and Exhibits referred to herein or attached hereto constitute a part of this Agreement. Disclosure on any Schedule shall be deemed to satisfy the disclosure requirements of any other Schedule to which such information may also be applicable, without any necessity to reference such Schedule in any other Schedule.

         SECTION 9.06 Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         SECTION 9.07 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to any applicable conflicts of law.

         SECTION 9.08 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the maximum extent possible.

         SECTION 9.09 Publicity. Except as otherwise required by law or the rules of the SEC or the NASD, for so long as this Agreement is in effect, neither FMS nor ITS shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld or delayed. Any such press release or public announcement shall be subject to the prior review of the other party, which shall not be unreasonably delayed.

         SECTION 9.10 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         IN WITNESS WHEREOF, ITS and FMS have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.


                                  INNOVATIVE TECH SYSTEMS, INC.


                                  By: /s/ John M. Thompson
                                      -------------------------------
                                      Name: John M. Thompson
                                      Title: President


                                  FACILITY MANAGEMENT SYSTEMS, INC.


                                  By: /s/ Jeffrey P. Coney
                                      -------------------------------
                                      Name: Jeffrey P. Coney
                                      Title: President


                                  FMS ACQUISITION CORP.


                                  By: /s/ John M. Thompson
                                      -------------------------------
                                      Name: John M. Thompson
                                      Title: President

                          SHAREHOLDER'S SIGNATURE PAGE
                      FOR THE AGREEMENT AND PLAN OF MERGER

The undersigned hereby executes the Agreement and Plan of Merger dated as of May 31, 1996 by and among Innovative Tech Systems, Inc., an Illinois corporation, ITS Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of ITS, Facility Management Systems, Inc., an Illinois corporation ("FMS"), and each of the shareholders of FMS.



/s/ Jeffrey P. Coney
- -----------------------------------
Jeffrey P. Coney        4676 shares

                          SHAREHOLDER'S SIGNATURE PAGE
                      FOR THE AGREEMENT AND PLAN OF MERGER

The undersigned hereby executes the Agreement and Plan of Merger dated as of May 31, 1996 by and among Innovative Tech Systems, Inc., an Illinois corporation, ITS Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of ITS, Facility Management Systems, Inc., an Illinois corporation ("FMS"), and each of the shareholders of FMS.



/s/ Elizabeth L. Coney
- -----------------------------------
Elizabeth L. Coney      1076 shares

                          SHAREHOLDER'S SIGNATURE PAGE
                      FOR THE AGREEMENT AND PLAN OF MERGER

The undersigned hereby executes the Agreement and Plan of Merger dated as of May 31, 1996 by and among Innovative Tech Systems, Inc., an Illinois corporation, ITS Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of ITS, Facility Management Systems, Inc., an Illinois corporation ("FMS"), and each of the shareholders of FMS.



/s/ Jeffrey P. Coney as attorney in fact for Julian L. Berman and Joan S. Berman
- -----------------------------------         ------------------------------------
Julian L. Berman              -and-         Joan S. Berman, as tenants in common
                                                                      796 shares

                          SHAREHOLDER'S SIGNATURE PAGE
                      FOR THE AGREEMENT AND PLAN OF MERGER

The undersigned hereby executes the Agreement and Plan of Merger dated as of May 31, 1996 by and among Innovative Tech Systems, Inc., an Illinois corporation, ITS Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of ITS, Facility Management Systems, Inc., an Illinois corporation ("FMS"), and each of the shareholders of FMS.



/s/ Richard F. Holland
- -----------------------------------
Richard F. Holland      1590 shares

                          SHAREHOLDER'S SIGNATURE PAGE
                      FOR THE AGREEMENT AND PLAN OF MERGER

The undersigned hereby executes the Agreement and Plan of Merger dated as of May 31, 1996 by and among Innovative Tech Systems, Inc., an Illinois corporation, ITS Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of ITS, Facility Management Systems, Inc., an Illinois corporation ("FMS"), and each of the shareholders of FMS.



/s/ Wendy B. Holland
- -----------------------------------
Wendy B. Holland         500 shares

                          SHAREHOLDER'S SIGNATURE PAGE
                      FOR THE AGREEMENT AND PLAN OF MERGER

The undersigned hereby executes the Agreement and Plan of Merger dated as of May 31, 1996 by and among Innovative Tech Systems, Inc., an Illinois corporation, ITS Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of ITS, Facility Management Systems, Inc., an Illinois corporation ("FMS"), and each of the shareholders of FMS.



/s/ Jacquelyn P. Holland
- -----------------------------------
Jacquelyn P. Holland     300 shares

                          SHAREHOLDER'S SIGNATURE PAGE
                      FOR THE AGREEMENT AND PLAN OF MERGER

The undersigned hereby executes the Agreement and Plan of Merger dated as of May 31, 1996 by and among Innovative Tech Systems, Inc., an Illinois corporation, ITS Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of ITS, Facility Management Systems, Inc., an Illinois corporation ("FMS"), and each of the shareholders of FMS.



/s/ Janet I. Sorenson
- -----------------------------------
Janet I. Sorenson        250 shares

                          SHAREHOLDER'S SIGNATURE PAGE
                      FOR THE AGREEMENT AND PLAN OF MERGER

The undersigned hereby executes the Agreement and Plan of Merger dated as of May 31, 1996 by and among Innovative Tech Systems, Inc., an Illinois corporation, ITS Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of ITS, Facility Management Systems, Inc., an Illinois corporation ("FMS"), and each of the shareholders of FMS.



/s/ Joseph W. DeCarlo
- -----------------------------------
Joseph W. DeCarlo        250 shares

                          SHAREHOLDER'S SIGNATURE PAGE
                      FOR THE AGREEMENT AND PLAN OF MERGER

The undersigned hereby executes the Agreement and Plan of Merger dated as of May 31, 1996 by and among Innovative Tech Systems, Inc., an Illinois corporation, ITS Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of ITS, Facility Management Systems, Inc., an Illinois corporation ("FMS"), and each of the shareholders of FMS.



/s/ William B. Martin
- -----------------------------------
William B. Martin        226 shares

                          SHAREHOLDER'S SIGNATURE PAGE
                      FOR THE AGREEMENT AND PLAN OF MERGER

The undersigned hereby executes the Agreement and Plan of Merger dated as of May 31, 1996 by and among Innovative Tech Systems, Inc., an Illinois corporation, ITS Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of ITS, Facility Management Systems, Inc., an Illinois corporation ("FMS"), and each of the shareholders of FMS.



/s/ Thomas D. Berman
- -----------------------------------
Thomas D. Berman          50 shares

                          SHAREHOLDER'S SIGNATURE PAGE
                      FOR THE AGREEMENT AND PLAN OF MERGER

The undersigned hereby executes the Agreement and Plan of Merger dated as of May 31, 1996 by and among Innovative Tech Systems, Inc., an Illinois corporation, ITS Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of ITS, Facility Management Systems, Inc., an Illinois corporation ("FMS"), and each of the shareholders of FMS.



/s/ Andrew H. Berman
- -----------------------------------
Andrew H. Berman          50 shares

SCHEDULE A

                                        TOTAL             %
SHAREHOLDERS                            SHARES          OWNED
- ------------                            ------          -----
Jeffrey P. Coney                        4,676           36.3%

Richard F. Holland                      1,590           12.3%

Elizabeth L. Coney                      1,076            8.4%

Julian L. and Joan S. Berman,             796            6.2%
  Tenants in Common

Wendy B. Holland                          500            3.9%

Jacquelyn Holland                         300            2.3%

Joseph W. DeCarlo                         250            1.9%

Janet I. Sorensen                         250            1.9%

William Martin                            226            1.8%

Thomas D. Berman                           50            0.4%

Andrew H. Berman                           50            0.4%
                                       ------           ----
        Total                           9,764           75.8%

Total issued and outstanding           12,883

Exhibit 3.25


James M. Abbott
L. Charles Andersen
Cameron Burke
Karin Burke
Harriet E. Bury
Christopher Cabaj
Elizabeth L. Coney
Gloria Dalka
Kathleen DeCarlo
James Ferguson
Michael B. Finch
Shamim Husain
Mark Johnson
Todd Johnson
Sean A. Jolie
John R. Jones
Michael Kalinka
Michelle King
Joseph Lehman
Malgorzata Madrzyk
William B. Martin
Thomas E. Norton
Tiffany Olson
David R. Palmer
Robert Phillips
Vadim Plavnik
Zev Plotkin
Gerland Pochodaj
Meredith Siemsen
Scott Strunk
John E. Tate IV
Pamela Tomaszewski
J. Milton Wood
William Zuhn

EXHIBIT 7.03
PROJECTED DEBT TO BE PAID OFF BY INNOVATIVE TECH
ASSUMES CLOSING ON JULY 31, 1996

                       PRINCIPAL       INTEREST          TOTAL
                       ---------       --------          -----
NBD installment loan     40,295            56            40,351
NBD revolving line      455,000         3,318           458,318
Mercedes Coney           59,000             0            59,000
Jeffrey Coney           100,000           583           100,583
JPC/RFH Loan from NBD   330,384         1,873           332,257
                        -------         -----           -------
                        984,679         5,830           990,509
                        =======         =====           =======